Exhibit (d)(85)

Schedule A

Trusts and Portfolios Covered by the Sub-Advisory Agreement, dated as of June 19, 2008, between

Fidelity Management & Research Company

and

Fidelity Management & Research (U.K.), Inc.

Name of Trust	Name of Portfolio	Type of Fund	Effective Date
Fidelity Charles Street Trust	Fidelity Asset Manager 20%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 30%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 40%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 50%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 60%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 70%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Asset Manager 85%	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Series Broad Market Opportunities Fund	Asset Allocation	06/19/2008
Fidelity Charles Street Trust	Fidelity Global Balanced Fund	Asset Allocation	06/19/2008
Fidelity Salem Street Trust	Fidelity Strategic Dividend and Income Fund	Asset Allocation	06/19/2008
Variable Insurance Products Fund V	Asset Manager Portfolio	Asset Allocation	06/19/2008
Variable Insurance Products Fund V	Asset Manager: Growth Portfolio	Asset Allocation	06/19/2008

Agreed and Accepted

as of September 3, 2012

Fidelity Management & Research Company	Fidelity Management & Research (U.K.) Inc.

By: /s/JS Wynant By: /s/JS Wynant

Name: JS Wynant Name: JS Wynant

Title: Senior Vice President Title: Treasurer